SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 5, 2004

(Date of earliest event reported)

CONNETICS CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-27406	94-3173928

(State or Other	(Commission File	(IRS Employer Identification
Jurisdiction of	No.)	No.)
Incorporation)

3290 West Bayshore Road, Palo Alto, California 94303

(Address of principal executive offices, including zip code)

(650) 843-2800

(Registrant’s telephone number, including area code)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

             On January 5, 2004, Connetics Corporation and its wholly-owned subsidiary Connetics Australia Pty. Ltd. reached an agreement with S.C. Johnson & Son, Inc. to terminate an existing license agreement pursuant to which we licensed to S.C. Johnson & Son, Inc. the rights to a concentrated aerosol space spray that is marketed in the U.S. and internationally. On a consolidated basis, Connetics received royalties in connection with the license agreement in the amount of $2.4 million in 2002 and approximately $6.0 million for the first nine months of 2003, which included a one-time royalty payment of $2.9 million.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONNETICS CORPORATION

By:	/s/ Katrina J. Church

Katrina J. Church
Executive Vice President, General Counsel and Secretary

Date: January 27, 2004